                                                                     EXHIBIT 4.7

                                     FORM OF
                              REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of December 21, 2001 (the "Remarketing Agreement") by and among Affiliated Managers Group, Inc., a company organized and existing under the laws of the State of Delaware ("the "Company"), First Union National Bank, a national banking corporation, not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)), and [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] (the "Remarketing Agent").

                                   WITNESSETH:

         WHEREAS, the Company has issued its FELINE PRIDES (the "FELINE PRIDES") in an aggregate Stated Amount of $200,000,000 under the Purchase Contract Agreement, dated as of December 21, 2001, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

         WHEREAS, the Company will issue concurrently in connection with the issuance of the FELINE PRIDES 6% Senior Notes of the Company due November 17, 2004 (the "Notes") in an aggregate principal amount of $200,000,000; and

         WHEREAS, the FELINE PRIDES will initially consist of 8,000,000 units referred to as "Income PRIDES"; and

         WHEREAS, the Notes forming a part of the Income Prides will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of December 21, 2001, by and among the Company, First Union National Bank, as collateral agent (the "Collateral Agent"), and the Purchase Contract Agent, to secure an Income PRIDES holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and

         WHEREAS, the Notes of the Noteholders electing to have their Notes remarketed and of the Noteholders will be remarketed by the Remarketing Agent on the third Business Day immediately preceding August 17, 2004 (the "Initial Remarketing Date"); and

         WHEREAS, in the event of a Failed Initial Remarketing, the Notes of the Noteholders electing to have their Notes remarketed and of the Income PRIDES holders who have elected not to settle the Purchase Contracts related to their Income PRIDES by Cash Settlement and who have not settled their Purchase Contracts early upon the occurrence of a corporate transaction will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

         WHEREAS, in the event of a Successful Initial Remarketing, the applicable interest rate on the Notes will be reset on the Initial Remarketing Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order for the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

         WHEREAS, in the event of a Failed Initial Remarketing, the applicable interest rate on the Notes that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order to have an approximate market value of 100.5% of the aggregate principal amount of the Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

         WHEREAS, the Company has requested [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] ("[Merrill Lynch]") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

         WHEREAS, [Merrill Lynch] is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

         SECTION 2. APPOINTMENT AND OBLIGATIONS OF REMARKETING AGENT. The Company hereby appoints [Merrill Lynch] and [Merrill Lynch] hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company, in the manner provided for herein and in the Indenture (as in effect on the date of this Remarketing Agreement) with respect to the Notes, (1) the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Notes, enable the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date, and (2) in the event of a Failed Initial Remarketing, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Notes, enable a Note to have an approximate market value of 100.5% of its principal amount as of the third Business Day preceding the Purchase Contract Settlement Date, provided, in each case, that the Company, by notice to the Reset Agent prior to the tenth Business Day preceding August 17, 2004, in the case of the Initial Remarketing (as defined below), or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing (as defined below), shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law) and (ii) as the exclusive Remarketing Agent (subject to the right of Merrill Lynch to appoint additional remarketing agents hereunder as described below) to (1) remarket the Notes of the Note holders electing to have their Notes remarketed and of the Income PRIDES holders on the Initial Remarketing Date, for settlement on August 17, 2004 and (2) in the case of a 2 Failed Initial Remarketing, remarket the Notes of the Note holders electing to have their Notes remarketed or of the Income PRIDES holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement. In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental

Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Merrill Lynch is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request, or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, Merrill Lynch shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Supplemental Remarketing Agreement is in form and substance reasonably satisfactory to Merrill Lynch. The Company agrees that Merrill Lynch shall have the right, on 15 Business Days notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent. (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Notes that the Trustee (as such term is defined in the Indenture) shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Note such that the aggregate price for the Applicable Principal Amount of the Notes is approximately 100.5% of the Treasury Portfolio Purchase Price and (ii) in the event of a Failed Initial Remarketing, remarket, on the third Business Day immediately preceding the Purchase Contract Settlement Date, the Notes that the Trustee shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Secondary Remarketing, at a price of approximately 100.5% of the aggregate principal amount of such Notes. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Notes for a price less than the price necessary for the Applicable Principal Amount of the Notes to have an aggregate price equal to 100% of the Treasury Portfolio Purchase Price (the "Minimum Initial Remarketing Price"), in the case of the Initial Remarketing, or the aggregate principal amount of such Notes, in the case of the Secondary Remarketing. After deducting the fee specified in
Section 3 below, the proceeds of such Initial Remarketing or Secondary Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 4.6 or 6.3 of the Pledge Agreement and Section 5.3 or
5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Notes or Income PRIDES to have Notes tendered for the Initial Remarketing or the Secondary Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Initial Remarketing, a Secondary Remarketing pursuant to the terms of this Agreement,
(ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than the Minimum Initial Remarketing Price, in the case of the Initial Remarketing, and 100% of the principal amount thereof, in the case of the Secondary Remarketing and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Notes, whether in the Initial Remarketing, Secondary Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

         SECTION 3. FEES. In the event of a Successful Initial Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Minimum Initial Remarketing Price from any amount received in connection with such Initial Remarketing in excess of the Minimum Initial Remarketing Price. In the event of a Successful Secondary Remarketing, the Remarketing Agent shall retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%), of the principal amount of the remarketed Notes from any amount received in connection with such Secondary Remarketing in excess of the aggregate principal amount of such remarketed Notes. In addition, the Reset Agent shall, in either case, receive from the Company a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the Initial Remarketing Date, in the case of a Successful Initial Remarketing, or on the third Business Day immediately preceding the Purchase Contract Settlement Date, in the case of a Successful Secondary Remarketing, in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

         SECTION 4. REPLACEMENT AND RESIGNATION OF REMARKETING AGENT. (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and as the Reset Agent hereunder by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to August 17, 2004, or (ii) in the event of a Failed Initial Remarketing, prior to 3:00 p.m., New York City time on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date, provided, in either case, that the Company must replace Merrill Lynch both as Remarketing Agent and as Reset Agent unless Merrill Lynch shall otherwise agree. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

         (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to August 17, 2004, or (ii) in the event of a Failed Initial Remarketing, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.


         SECTION 5. DEALING IN THE SECURITIES. Each of the Remarketing Agent and the Reset Agent, when acting hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Growth PRIDES, Income PRIDES or any other securities of the Company. With respect to any Notes, Growth PRIDES Units, Income PRIDES or any other securities of the Company owned by it, each of the Remarketing Agent and the Reset Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agent and the Reset Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         SECTION 6. REGISTRATION STATEMENT AND PROSPECTUS. (a) In connection with the Initial Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Initial Remarketing, the Company (i) shall use its reasonable efforts to have a registration statement relating to the Notes effective under the Securities Act of 1933 prior to the third Business Day immediately preceding May 17, 2004, (ii) if requested by the Remarketing Agent shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than seven Business Days prior to May 17, 2004 (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than the third Business Day immediately preceding May 17, 2004 in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

         (b) In the event of a Failed Initial Remarketing and in connection with the Secondary Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Secondary Remarketing, the Company (i) shall use its reasonable efforts to have a registration statement relating to the Notes effective under the Securities Act of 1933 prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, (ii) if requested by the Remarketing Agent, shall furnish a current 5 preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Secondary Remarketing not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Secondary Remarketing not later than the third Business Day immediately preceding the Purchase Contract Settlement Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

         (c) If in connection with the Initial Remarketing or, in the event of a Failed Initial Remarketing, the Secondary Remarketing it shall not be possible, in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company, under applicable law, regulations or interpretations in effect at the time of such Initial Remarketing or such Secondary Remarketing to register the offer and sale by the Company of the Notes under the Securities Act of 1933 as otherwise contemplated by this Section 6, the Company (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with the Initial Remarketing or the Secondary Remarketing, as the case may be, without registration under the Securities Act of 1933 pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the Securities Act of 1933 by the Securities and Exchange Commission, (ii) if requested by the Remarketing Agent shall furnish a current preliminary remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than seven Business Days prior to May 17, 2004, in the case of the Initial Remarketing, or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing (or in either case such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than the third Business Day immediately preceding May 17, 2004, in the case of the Initial Remarketing, or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto. (d) The Company shall also take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with the Initial Remarketing and the Secondary Remarketing.

         SECTION 7. CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS. (a) The obligations of the Remarketing Agent and the Reset Agent under this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Notes tendered for, or otherwise to be included in the Initial Remarketing or Secondary Remarketing, as the case may be, have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers 6 for tendered Notes (1) in the case of the Initial Remarketing, at a price not less than Minimum Initial Remarketing Price, and (2) in the case of the Secondary Remarketing, at a price not less than 100% of the principal amount thereof, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Initial Remarketing and, in the event of a Failed Initial Remarketing, in connection with the Secondary Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, this Agreement and the Supplemental Remarketing Agreement (including, without limitation, giving the Remarketing Agent notice of the Treasury Portfolio Purchase Price no later than 10:00 a.m., New York City time, on the fourth Business Day prior to May 17, 2004, in the case of the Initial Remarketing, and giving the Remarketing Agent notice of the aggregate principal amount, as the case may be, of Notes to be remarketed, no later than 10:00 a.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, and, in each case, concurrently delivering the Notes to be remarketed to the Remarketing Agent), (iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing,
(v) the accuracy of the representations and warranties of the Company included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vi) the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (vii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement.

         (b) If at any time during the term of this Agreement, any Indenture Event of Default or event that with the passage of time or the giving of notice or both would become an Indenture Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent and the Reset Agent under this Agreement and the Supplemental Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.

         SECTION 8. TERMINATION OF REMARKETING AGREEMENT. This Agreement shall terminate as to the Remarketing Agent and/or the Reset Agent on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof.

         SECTION 9. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Remarketing Underwriting Agreement.

         SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 11. TERM OF AGREEMENT. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding, or, if earlier, the Business Day immediately following August 17, 2004, in the case of a Successful Initial Remarketing, or the Business Day immediately following the Purchase Contract Settlement Date, in the case of a Successful Secondary Remarketing.

         SECTION 12. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of [Merrill Lynch] as the Remarketing Agent and/or as the Reset Agent. The rights and obligations of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and

Merrill Lynch as the Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

         SECTION 13. HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

         SECTION 14. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         SECTION 16. AMENDMENTS. This Agreement may be amended by any instrument in writing signed by the parties hereto.

         SECTION 17. NOTICES. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, MA 01965, Attention: Darrell W. Crate, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109-2881, Attention: Martin Carmichael; if to the Remarketing Agent or Reset Agent (if Merrill Lynch & Co. is the Remarketing Agent or the Reset Agent), to Merrill Lynch & Co., World Financial Center, North Tower, New York, New York 10281, Attention: Investment Banking, with a copy to Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, NY 10022, Attention: L. Markus Wiltshire; and if to the Purchase Contract Agent, to First Union National Bank, 12 East 49th Street, New York, New York 10017, Attention: Corporate Trust - NY 4040, or to such other address as any of the above shall specify to the other in writing.

         SECTION 18. CONSENT TO JURISDICTION; MISCELLANEOUS. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, FORUM NON CONVENIENS or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. The Company irrevocably appoints --, [Address] as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 18, shall be deemed in every respect effective service of process upon the Company, in any such action, suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

         SECTION 19. WAIVER OF IMMUNITIES. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

         SECTION 20. [JUDGEMENT CURRENCY. The Company agrees to indemnify each of the Remarketing Agent and the Purchase Contract Agent against any loss incurred by such party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the such party is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.]

         IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                    AFFILIATED MANAGERS GROUP, INC.

                                    By: _______________________________
                                        Name:
                                        Title:



CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED



By: ________________________________
    Name:
    Title:

FIRST UNION NATIONAL BANK
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts

By: ________________________________
    Name:
    Title:

                                                                    Exhibit A to
                                                           Remarketing Agreement


                   FORM OF SUPPLEMENTAL REMARKETING AGREEMENT

         Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Underwriter") hereby agrees to purchase the Notes (the "Securities"), that have been tendered by the holders of the Notes or the Income PRIDES for sale on November 17, 2004 .

         1. DEFINITIONS. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the purchase contract agreement (the "Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting agreement (the "Underwriting Agreement"), each as identified in Schedule I hereto.

         2. REGISTRATION STATEMENT AND PROSPECTUS. If required (in the opinion of counsel to either the Remarketing Underwriter or the Company) by applicable law, the Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (No. 333-74558), including a prospectus, relating to the Securities. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement," the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the Securities and to the remarketing of the Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).

         3. PROVISIONS INCORPORATED BY REFERENCE. (a) Subject to Section 3(b), the provisions of the Underwriting Agreement shall be incorporated, as applicable, into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions hereof due to changes in law or facts and circumstances).

         (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Underwriter; (ii) all references therein to the "Securities" which are the subject thereof shall be deemed to refer to the Securities as defined herein;
(iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto (the "Remarketing Closing Date"); (iv) all references therein to the "Registration Statement" and the "Prospectus" shall be deemed to refer to the Registration Statement and the Final Prospectus, respectively, as defined herein.

         4. PURCHASE AND SALE; REMARKETING UNDERWRITING FEE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount, as the case may be, of Securities set forth in
Schedule I hereto at a purchase price not less than 100% of the [Minimum Initial Remarketing Price] [aggregate principal amount of the Securities]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (0.25%) of [the Minimum Initial Remarketing Price] [such aggregate principal amount,] payable by deduction from any amount received in connection from such [Initial][Secondary] Remarketing in excess of the [Minimum Initial Remarketing Price] [aggregate principal amount of the Securities]. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference 17 herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

         5. DELIVERY AND PAYMENT. Delivery of payment for the remarketed Securities and payment of the Remarketing Underwriting Fee shall be made on the Remarketing Closing Date (which shall be the Purchase Contract Settlement Date) at the location and time specified in Schedule I hereto, which date and time may be postponed by agreement between the Remarketing Underwriter, the Company and the [registered holder or holders thereof]. Delivery of payment for the remarketed Securities shall be [to or upon the order of the [registered holder or holders of the remarketed Securities] by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds][in immediately available funds by wire transfer to an account or accounts designated by the [Company] [registered holder or holders of the remarketed Securities] or, if the remarketed Securities are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the depositary for the Securities.

          [It is understood that any registered holder or, if the Securities are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its Securities through such account will not be required to pay any fee or commission to the Remarketing Underwriter.]

         If the Securities are not represented by a Global Security, certificates for the Securities shall be registered in such names and denominations as the Remarketing Underwriter may request not less than three full business days in advance of the Remarketing Closing Date, and the Company and the [registered holder or holders thereof] agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

         6. NOTICES. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, MA 01965, Attention: Darrell W. Crate, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109-2881, Attention: Martin Carmichael; if to the Remarketing Underwriter, to Merrill Lynch & Co., World Financial Center, North Tower, New York, New York 10281, Attention: Investment Banking, with a copy to Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, NY 10022, Attention:
L. Markus Wiltshire; and if to the Purchase Contract Agent, to First Union National Bank, 12 East 49th Street, New York, New York 10017, Attention:
Corporate Trust NY 4040, or to such other address as any of the above shall specify to the other in writing.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Purchase Contract Agent and the Remarketing Underwriter.

                                       Very truly yours,

                                       AFFILIATED MANAGERS GROUP, INC.



                                       By:_________________________________
                                          Name:
                                          Title:


CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED





By:_________________________________
   Name:
   Title:

--
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts



By:__________________________________
   Name:
   Title:

                                                                      SCHEDULE I


Purchase Contract Agreement dated as of December 21, 2001 by and between Affiliated Managers Group, Inc., a Delaware company, and First Union National Bank, a national banking corporation

Pledge Agreement dated as of December 21, 2001 by and between Affiliated Managers Group, Inc., a Delaware company, and First Union National Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and as Purchase Contract Agent

Registration Statement No. 333-74558

Aggregate principal Amount of Securities: $200,000,000 ($230,000,000 if the Underwriters' over-allotment option is exercised)

Underwriting Agreement, dated as of December 18, 2001 between Affiliated Managers Group, Inc. and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated.

Remarketing Underwriting Fee:  --% (--)

Remarketing Closing Date, Time and Location: [Closing Date], [Time] and
[Location]


                                    SCH-I-1